Exhibit 23.1

Beckstead and Watts, LLP

Certified Public Accounts

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984  tel

702.362.0540 fax

January 26, 2006

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated September 26, 2005 relating to the financial statements of Millennix Inc. for the years ended December 31, 2004 and 2003 in the Current Report on Form 8-K/A dated November 16, 2005 of IT&E International Group.

Sincerely,

/s/Beckstead and Watts, LLP